Exhibit 10.2

Form of Performance Restricted Stock Unit Award

Granted by

BRIDGE BANCORP, INC.

under the

BRIDGE BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

This performance restricted stock unit agreement (“Agreement”) is and shall be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of Bridge Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each Participant granted a performance restricted stock unit award (“Performance Restricted Stock Unit” or “Performance Restricted Stock Unit Award”) pursuant to the Plan.  The holder of this Performance Restricted Stock Unit Award (the “Participant”) hereby accepts this Performance Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1. Name of Participant:   ###PARTICIPANT_NAME###

2. Date of Grant:      ###GRANT_DATE###

3.Total number of Performance Restricted Stock Units covered by the Award:  ###TOTAL_AWARDS###

The total number of Performance Restricted Stock Units to be issued may increase or decrease depending on whether the performance conditions are satisfied at the threshold, target or maximum levels as provided in Exhibit A.  The Committee shall determine the extent to which the performance goals have been achieved, and the level of achievement.  The Committee has the authority to extrapolate between the threshold, target and maximum levels earned.

4. Vesting Schedule.   Except as otherwise provided in this Agreement, this Performance Restricted Stock Unit Award first becomes earned in accordance with the vesting schedule specified in Exhibit A attached to this Agreement.  The Participant must be employed as of the applicable vesting date to receive the number of shares calculated in accordance with this Agreement and Exhibit A.

In addition, vesting will automatically accelerate pursuant to Section 2.8 of the Plan and Sections 7 and 9 of this Agreement, as applicable.

5. Performance Restricted Stock Units.

Each Performance Restricted Stock Unit represents the right to receive one share of Common Stock on the date determined in accordance with this Agreement and the Plan.

6. Dividend Equivalents and Voting Rights.

6.1  Dividend Equivalents.  Subject to the restrictions, limitations and conditions described in the Plan and/or this Award Agreement, Performance Restricted Stock Units will earn dividend equivalents during the performance period at the rate of dividends per share paid by the Company on its outstanding shares of common stock.  Dividend equivalents will be accrued to be reinvested in additional Performance Restricted Stock Units based on the average price of the Company’s common stock on the payment date of the dividend.  Dividend equivalents will be accrued but not issued until the Performance Restricted Stock Units are earned, vested and issued.  Dividend equivalents will be forfeited if the Performance Restricted Stock Units are forfeited.

6.2 No Voting Rights.  The Participant shall have no voting right with respect to any Performance Restricted Stock Unit granted hereunder.

7. Change in Control.

7.1  In the event of an Involuntary Termination following a Change in Control or the occurrence of an event provided in Section 4.1(d) of the Plan, all Performance Restricted Stock Unit Awards held by the Participant will become fully earned and vested immediately, as set forth in Section 4.1 of the Plan.

7.2  A “Change in Control” shall be deemed to have occurred as provided in Section 4.2 of the Plan and an “Involuntary Termination” shall have the meaning set forth in Section 8.1(x) of the Plan.

8. Adjustment Provisions.

8.1 This Performance Restricted Stock Unit Award shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.3 of the Plan.

9. Effect of Termination of Service on Performance Restricted Stock Unit Award.

9.1 This Performance Restricted Stock Unit Award shall vest and the Stock shall be issued as follows:

9.1.1  Death.  This Performance Restricted Stock Unit Award shall vest immediately in the event of the Participant’s Termination of Service by reason of the Participant’s death.

9.1.2 Disability.  In the event of the Participant’s Disability, this Performance Restricted Stock Unit Award shall vest in full at the date of Disability.  Disability shall be defined in accordance with Section 8.1(l) of the Plan.

9.1.3 Termination for Cause.  If the Participant’s Service has been terminated for Cause, all Performance Restricted Stock Units granted to the Participant that have not vested or been issued shall expire and be forfeited.  The Board of Directors shall have sole authority and discretion to determine whether the Participant’s employment has been terminated for Cause.

9.1.4 Other Termination.  If the Participant’s Service terminates for any reason other than death, Disability, or for Cause, all shares of  Performance Restricted Stock Unit Awarded to the Participant which have not vested shall expire and be forfeited by such Participant.

10. Miscellaneous.

10.1 No Performance Restricted Stock Unit Award shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and the Common Stock is issued to the Participant.

10.2 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

10.3 Prior to actual receipt of the awarded shares of Common Stock which become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying awarded shares of Common Stock.  Any awarded shares underlying Performance Restricted Stock Units that vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or applicable beneficiary designation.

10.4 This Performance Restricted Stock Unit Award shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws, except as superseded by federal law.

10.5 This Performance Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Common Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6 The granting of this Performance Restricted Stock Unit Award does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

11. Section 409A of the Code.

It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Performance Restricted Stock Unit Award set forth above.

BRIDGE BANCORP, INC.

By:

Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Performance Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan and related Prospectus.

PARTICIPANT

EXHIBIT A

VESTING SCHEDULE